EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT

         This contract, made and entered into to be effective as of the 9th day of May, 2003, is by and between SWAA TEPEACA HOLDINGS, LC, a Utah limited liability company with an address at 887 West Center Street, Orem, UT 84058 (hereafter "Seller"); and, NOXSO Corporation, a Virginia corporation, with an address at 1065 South 500 West, Bountiful, UT 84010 (hereafter "Buyer")

                                    RECITALS:

         A. Seller owns approximately 21 acres of real property (the "Property") made up of several individual parcels that are collectively located at one site in the immediate vicinity of the city of Tepeaca, State of Puebla, Country of Mexico, as more particularly described in Exhibit "A" hereto.

         B. Buyer desires to purchase and Seller desires to sell the Property on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1.       SALE OF PROPERTY

         1.1 Purchase Price. Subject to adjustments and prorations, if any, hereafter described, the purchase price (the "Purchase Price") for the Property is TWO MILLION EIGHT HUNDRED THOUSAND DOLLARS US ($2,800,000) and shall be paid by Buyer at the Closing (defined below) in the following manner and amounts:

                  1.1.1 Earnest Money. Within three (3) days of the signing of this Agreement by both Seller and Buyer, Buyer shall deliver to Seller a promissory note in the principal amount of TEN THOUSAND DOLLARS ($10,000) as an earnest money deposit (the "Earnest Money"). The promissory note shall bear interest at the rate of ten percent (10%) per annum, shall be due and payable in a single balloon payment on the one year anniversary of the note and shall otherwise be in a form that is reasonable agreed to by the parties. The Seller shall release the Earnest Money by delivering the promissory note to Buyer for cancellation prior to the Closing (i) upon notification from Buyer to Seller that the Seller has failed to satisfy all conditions to the closing of the transaction contemplated herein; (ii) in accordance with the terms of Sections
2.3 and 9; or (iii) upon breach of this Agreement by Seller or as otherwise set forth herein. At Closing, the Earnest Money shall be applied as payment by Buyer towards the Purchase Price.

                  1.1.2 Payment at Closing. On the Closing date (defined below), the Buyer will pay to the to the Seller the Purchase Price as follows: (i) TEN THOUSAND DOLLARS USD ($10,000) of the Purchase Price shall be paid via the Earnest Money; (ii) ONE MILLION SIX HUNDRED FORTY THOUSAND DOLLARS USD ($1,640,000) shall be paid in the form of a promissory note in the same principal amount which promissory note shall bear interest at the rate of ten percent (10%) per annum, shall be due and payable on the earlier of the one year anniversary of the note or on demand, shall be secured by the Property and shall otherwise be in a form that is reasonable agreed to by the parties (the "Secured Note"); and (iii) the balance of the Purchase Price shall be paid through the issuance of FIVE MILLION ONE HUNDRED SIXTY-SEVEN THOUSAND ONE HUNDRED FIFTY SHARES (5,167,150) of restricted common stock of the Buyer (the "Shares"). The promissory notes referenced above may be prepaid at any time without penalty. So long as there is no default under the Secured Note, for a period of sixty (60) days following the date that the Secured Note is executed the Seller agrees to subordinate its security interest in and to the Property for purposes of construction financing. Thereafter, Seller shall have no obligation to subordinate its positions until and unless the Secured Note is paid in full.

2.       INSPECTION OF PROPERTY BY BUYER

         2.1 Property Access. Buyer acknowledges that Seller has assisted and cooperated with Buyer and its authorized agents, personnel, independent accountants, counsel and employees, in obtaining access to the Property for the purposes of making studies and inspections.

         2.2 Documents Relating to Property. Seller shall deliver or cause to be delivered to Buyer, at no cost or expense to Buyer, within five (5) days after the date of this Agreement, copies of the following documents (collectively referred to herein as the "Documents"):

                  2.2.1 Commitment. A certified title search verification and land title commitment for the Property (the "Commitment") in a form that is acceptable to Buyer, in its sole and absolute discretion, dated no earlier than the date of this Agreement, together with copies of documents evidencing each exception as set forth in the Commitment (collectively, the "Exception Documents").

                  2.2.2 Right of Access. Copies of any and all documents evidencing and confirming any rights-of-access to the Property which shall be conveyed to Buyer with the Property which rights-of-way shall specifically be identified in writing by Seller to Buyer.

                  2.2.3 Environmental/Engineering/Soils Report. Copies of any environmental, engineering and/or soils or foundation reports made with respect to the Property that are in Seller's possession or reasonably available to Seller.

                  2.2.4 Contracts. Copies of all rental agreements, leases, service contracts and other written agreements which affect the Property.

                  2.2.5 Warranties. Copies of written warranties in favor of Seller, if any, pertaining to all or any part of the Property.

                  2.2.6 Tax Bills. Copies of (a) the current tax bill or bills affecting the Property and (b) notices of proposed increases or changes in the assessed value of the Property.

                  2.2.7 Survey. Seller shall deliver or cause to be delivered to Buyer, a copy of an surveys of the Property in Seller possession or to which Seller has access reasonable access.

                  2.2.8 Appraisals. Copies of an appraisals of the Property in Seller's possession or to which Seller has access reasonable access.

         2.3  Buyer's Contingency Period.

                  2.3.1 Inspection. Buyer shall have ten (10) days following the delivery of all of the Documents (the "Inspection Period") to satisfy itself concerning the suitability of Property. Buyer shall have the right at Buyer's expense to perform reasonable tests, inspections and feasibility studies on the Property as Buyer may deem necessary.

                  2.3.2 Contingency Period. If Buyer determines, in Buyer's sole discretion, that the Property, or any part thereof, is not suitable or is not feasible for any reason whatsoever, Buyer may, at any time prior to the expiration of the Inspection Period terminate this Agreement by giving written notice to Seller. In the event of any such termination, all the Earnest Money shall be refunded to Buyer. This Agreement thereafter shall be null and void and neither party shall have any obligation to the other.

3.       BUYER'S CONDITIONS TO CLOSING

         3.1 Buyer's Conditions to Closing. Buyer's obligation to acquire the Property shall be conditioned upon the satisfaction or waiver by Buyer of the following conditions:

                  3.1.1 Condition of Title. Buyer shall have approved the form of the Policy of Title Insurance (defined below) and those covenants, conditions, restrictions, rights of way, easements, reservations and other matters of record disclosed therein. In the event Buyer terminates this Agreement pursuant to the preceding sentence, the Earnest Money shall be returned promptly to Buyer, with any interest accrued thereon, and Buyer and Seller shall have no further obligation to each other. The exceptions to and matters with respect to title that Buyer approves shall be referred to herein as "Permitted Title Exceptions."

                  3.1.2 Representations and Warranties. Seller's representations and warranties, as set forth in Section 6 hereof, shall be true and correct as of the Closing date set forth herein.

                  3.1.3 Title Policy. At the Closing, Seller shall be obligated to provide Buyer with an owners policy of title insurance in a form that is acceptable to Buyer, in its sole and absolute discretion (the "Policy of Title Insurance"), with liability limits equal to the Purchase Price, insuring fee title to the Property as being vested in Buyer, or Buyer's designates, subject only to the Permitted Title Exceptions.

4.       PRECLOSING COVENANTS

         4.1 Performance of Obligations. Until the Closing date, Seller shall timely pay all taxes, assessments and other enforceable charges affecting the Property, or any part thereof.

5.       THE CLOSING

         5.1 Date of Closing. The Closing shall occur on or before May 12, 2003, at a place and time mutually agreed to by the Seller and Buyer (the "Closing"). Buyer may, however, extend the Closing date to a date no later than May 30, 2003, by paying Seller a TWENTY-FIVE THOUSAND DOLLAR USD ($25,000) non-refundable closing extension fee which fee shall be applied toward the Purchase Price at Closing.

         5.2 Items to be Delivered by Seller at the Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

              5.2.1 Conveyance Document. A duly executed and acknowledged document appropriate for real property in the State of Puebla, Country of Mexico, conveying the Property to Buyer free and clear of liens and encumbrances, excepting only the Permitted Title Exceptions.

                  5.2.2 Title Insurance. The Policy of Title Insurance.

         5.3 Items to be Delivered by Buyer at Closing. At the Closing, Buyer shall deliver or cause to be delivered to Seller the Purchase Price.

         5.4 Prorations, Adjustments. All ad valorem real property taxes, personal property taxes, real property special assessments payable in installments, and utility expenses (collectively, the "Expenses"), shall be prorated and adjusted between the parties as of the Closing date. At Closing, Seller shall pay to Buyer all accrued but unpaid Expenses, and Buyer shall pay to Seller all prepaid but not yet accrued Expenses.

         5.5 Possession. Possession of the Property shall be transferred by Seller to Buyer on the Closing date.

         5.6 Seller's Closing Costs. Seller shall pay (i) its legal fees in connection with this Agreement and the transactions contemplated hereby, (ii) one-half of the recording costs, (iii) the cost of the Policy of Title Insurance, and (iii) the recording costs in connection herewith.

         5.7 Buyer's Closing Costs. Buyer shall pay (i) its legal fees in connection with this Agreement and the transactions contemplated hereby, (ii) one-half of the recording costs, and (iii) all property taxes that first become due and owing on or after the Closing date.

6.       SELLER'S REPRESENTATIONS AND WARRANTIES.

         6.1 Representations and Warranties. Seller hereby makes the following representations and warranties, which are true as of the date of this Agreement and shall be true as of the Closing date. Buyer and Seller have entered into this Agreement on the condition that Seller makes the following representations and warranties, which representations and warranties were and are a material inducement to Buyer entering into this Agreement, and Buyer would not have entered into this Agreement except in reliance upon the representations and warranties of Seller made herein.

                  6.1.1 Consents. All required approvals or consents have been obtained in connection with the execution of this Agreement by Seller and with the performance by Seller of Seller's obligations hereunder.

                  6.1.2 Contracts. Neither this Agreement nor the transactions contemplated hereby violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which Seller may be bound, or any contract, document, understanding, agreement or instrument affecting the Property.

                  6.1.3 Lawsuits. Seller has received no written notice of any pending or threatened lawsuits or asserted or unasserted claims, condemnation or eminent domain proceedings, or proceedings in lieu thereof, relating to the Property.

                  6.1.4 Notice of Violation. Seller has not received notification of any violation of any laws, rules or regulations with respect to, or which would affect the use of, the Property, or any portion thereof.

                  6.1.5 Contracts. There are no contracts relating to the Property to which Seller is a party, or which Seller has assumed, has agreed to be bound by or has agreed to pay on, that will obligate Buyer.

                  6.1.6 Hazardous Material. There are no underground tanks or hazardous material located on the Property and Seller has received no notice of any violation or claimed violation of any laws, rules or regulations relating to hazardous material located on the Property. As used in this Agreement, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is regulated by any local governmental authority or the Mexican Government.

                  6.1.7 Soils Conditions. To the best of Seller's knowledge, there are no soils conditions which materially and adversely affect the Property.

                  6.1.8 Commitments. No commitments have been made by Seller to any governmental authority, utility company or any other organization, group or individual relating to the Property which would impose an obligation upon Purchaser or its successor or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property.

                  6.1.9 Authority. Seller is a Utah limited liability company duly organized and in good standing under the laws of the State of Utah, and has been duly authorized to enter into this Agreement and to sell the Property pursuant to the terms and conditions hereof, and the parties and persons executing this Agreement on behalf of Seller have been duly authorized to execute this Agreement and to take such other actions as may be necessary or appropriate to consummate the transactions contemplated hereby.

                  6.1.10 Accredited Investor Status. Seller is an "accredited investor" for purposes of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and Seller has sufficient knowledge and experience in evaluating and investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof. Seller represents that it was not organized for the purpose of acquiring the Shares.

                  6.1.11 Investment Purposes. Seller is acquiring the Shares, subject to the terms hereof, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Seller further represents and warrants that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

                  6.1.12 Access to Information. Seller has had access to any and all information concerning Buyer that Seller and Seller's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Seller has had an opportunity to discuss the terms and conditions of the offering of the Shares and Buyer's business, management and financial affairs with management of the Buyer and has received (or had made available to it) any financial and business documents requested by Seller. In making the decision to acquire the Shares, Seller and its advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in Buyer will depend upon the individual circumstances of the Seller. Seller further understands that no opinion is being given as to any securities or tax matters involving the offering.

                  6.1.13 Exempt Transaction. Seller understands that the Shares have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  6.1.14 Legend. Seller also understands and agrees that stop transfer instructions relating to the Shares will be placed in Buyer's stock transfer ledger, and that the certificates evidencing the Shares will bear legends in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

         6.2 Survival of Representations and Warranties. All of the representations and warranties of Seller set forth in paragraph 6.1 hereof shall survive the Closing.

7.       REAL ESTATE COMMISSION

         7.1 Commissions. Seller and Buyer each represent that, except for Groupo Industrial Potro SA de CV ("Groupo") who was retained by the Seller and to whom Seller will owe a commission relating to the sale of the Property, neither party will owe a brokerage or finder's fee in connection with the sale of the Property pursuant to this Agreement. Seller agrees to pay in full any and all amounts owed to Groupo in connection with this transaction. Seller and Buyer each agree that, to the extent any additional brokerage or finder's fee shall have been earned or claimed in connection with this Agreement, the payment of such fees, and the defense of any action in connection therewith, shall be the exclusive obligation of the party who requested the services of that broker or finder. In the event that any claim, demand or cause of action for brokerage or finder's fees is asserted against a party to this Agreement who did not request such services, the party through whom the broker or finder is making the claim shall indemnify, defend (with an attorney of indemnitee's choice) and hold harmless the other party from and against any such claims, demands and causes of action.


8.       MISCELLANEOUS

         8.1 Material Damage or Condemnation. The risk of loss upon the Property shall be upon the Seller until the Closing. If the Property is materially damaged prior to the Closing or any part thereof is materially taken by condemnation prior to the Closing, Buyer shall have the right to, at Buyer's sole option, to either pro-rate the Purchase Price of the Property, or to reject the Property and, on written notice of Buyer, this Agreement shall be terminated and neither Seller nor Buyer shall thereafter have any obligation to each other with respect thereto and any Earnest Money shall be returned to Buyer with any interest accrued thereon. In the alternative, at Buyer's sole option, Buyer may elect to pro-rate the Purchase Price of the Property and complete the transaction on the terms set forth in this Agreement; in such event, Buyer shall receive an assignment of any such insurance proceeds or condemnation proceeds, as the case may be, as are allocable to the damaged Property or to the portion of the Property taken.

         8.2 Attorneys' Fees. In the event either party brings suit to enforce or interpret this Agreement or for damages on account of the breach of a covenant or representation or warranty contained herein, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in any such action, in addition to other relief to which the prevailing party is entitled.

         8.3 Notices. Any notice required or permitted to be given by one party to the other may be given by personal delivery, fax, mailing or via courier service. If any notice is deposited into the custody of Federal Express, United Parcel Service or another overnight courier service, for overnight delivery, postage prepaid and addressed to such party at the address hereinafter specified, such notice shall be effective upon its deposit into the custody of such couriers. All other notices shall be effective upon receipt. The addresses of the parties for all purposes under this Agreement shall be:

         Buyer:       NOXSO CORPORATION
                      1065 South 500 West  Bountiful, UT  84010
                      e-mail: Noxso-Admin@pi77.net
                      Tel: (801) 759-7732  Fax: (801) 457-3752

         Seller:      SWAA TEPEACA HOLDINGS, LC
                      SouthWest Management Solutions, Manager
                      887 West Center Street, Orem, UT 84058
                      e-mail: sunny128@iwon.com
                      Tel: (801) 724-9870  Fax: (801) 802-8788

Either party may change the address at which it desires to receive notice upon written notice of such change to the other party.

         8.4 Time of Essence. Time is of the essence of this Agreement and each and every term and provision hereof.

         8.5 Waiver or Modification. No waiver of any breach or default by any party hereto shall be considered to be a waiver of any other breach or default. A modification of any provision contained herein, or of any other amendment to this Agreement shall be effective only if the modification or amendment is in writing and signed by each of Seller and Buyer.

         8.6 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, the rights and/or obligation of the parties hereunder are not assignable without the written consent of the parties. Notwithstanding the foregoing, Buyer shall have right to designate a nominee or affiliate of Buyer to take title to the Property on the Closing date.

         8.7 Integration of Other Agreements. This Agreement supersedes all previous contracts, correspondence and documentation relating to the sale of the Property. Any oral representations or modifications concerning this Agreement shall be of no force or effect.

         8.8 Liabilities Not Assumed. Except as expressly set forth herein, it is understood and agreed that Buyer does not assume any liabilities or obligations of Seller of any kind or character, contingent or otherwise.

         8.9 Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which shall be of equal force and effect.

         8.10 Further Actions. Buyer and Seller agree to execute such additional documents and take such further actions as may reasonably be required to carry out each of the provisions and the intent of this Agreement.

         8.11 Titles and Headings. Titles and headings of Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provisions of this Agreement.

         8.12 Earnest Money Damages. In the event that Buyer fails to perform Buyer's obligations hereunder (except as excused by the Seller's default), the Seller's sole and exclusive remedies shall be to waive the default or to terminate this Agreement; and on such termination, the Seller will be entitled to retain the Earnest Money as liquidated damages arising from such default.

         8.13 Exhibits. Each of the exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

         8.14 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

         8.15 Saturday, Sunday and Legal Holidays. If the time for performance of any of the terms, conditions and provisions hereof shall fall on a Saturday, Sunday or legal holiday, then the time of such performance shall be extended to the next business day thereafter.

         8.16 Severability. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law; but, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this document.

         8.17 Governing Law. Buyer and Seller agree that this Purchase Agreement shall be governed by the laws of the State of Utah.

         IN WITNESS WHEREOF, this Agreement is executed by Buyer and Seller on the 14th day of May, 2003, to be effective as of the date first set forth above.

"BUYER"                                      "SELLER"

NOXSO CORPORATION                            SWAA TEPEACA HOLDINGS, LC



/s/ Richard J. Anderson                       /s/ Wynn L. Westmoreland
----------------------------                 -----------------------------------
By: Richard J Anderson                       By: Wynn L. Westmoreland, President
Its:  President                              SouthWest Management Solutions
                                             General Manager of
                                             SWAA TEPEACA HOLDINGS, LC

                                    EXHIBIT A

                                [To be completed]